SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549







                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 29, 1996


                       CIRCUS CIRCUS ENTERPRISES, INC.
          (Exact name of Registrant as specified in its charter)



       Nevada                   1-8570                88-0121916
    (State or other        (Commission file         (IRS Employer
    jurisdiction of             number)           Identification No.)
    incorporation)



          2880 Las Vegas Boulevard South, Las Vegas, Nevada  89109
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  702-734-0410









                 INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.   Other Events.

     This report is being filed solely for the purposes of (i) reporting the below-described loan agreement, (ii) reporting the below-described issuance of debt securities, and (iii) filing the documents included as exhibits to this report.

     On January 29, 1996, Circus Circus Enterprises, Inc. (the "Company") and a group of banks entered into a Loan Agreement, a copy of which is included as Exhibit 4(a) to this report (the "Loan Agreement") which has a maturity date of December 31, 2000 and, subject to the terms and conditions of the Loan Agreement, provides the Company with an unsecured line of credit in the maximum principal amount of $1.5 billion (reducing to $1.2 billion on December 31, 1999). The aforementioned maturity date and reduction date may each be extended for one year periods with the consent of the bank group. The obligations of the Company under the Loan Agreement are guaranteed by the Company's principal subsidiaries. The Loan Agreement replaced the Company's $250 million revolving credit facility and its $500 million reducing revolving credit facility, which were entered into on September 30, 1993, as well as a $145 million credit agreement assumed by the Company upon its acquisition of Gold Strike Resorts in June 1995.

     The Company must maintain sufficient borrowing capacity under the Loan Agreement to permit it to repay other indebtedness from time to time outstanding under its corporate debt program. The Company also intends to utilize the borrowing capacity available under the Loan Agreement for other general corporate purposes, which may include capital expenditures, share repurchases and acquisitions.

     The Company has issued $200,000,000 principal amount of 6.45% Senior Notes due February 1, 2006 (the "Notes") which accrue interest from February 1, 1996. The Notes were issued on February 5, 1996 at 99.781% of their stated principal amount.
The Notes, which are senior unsecured obligations of the Company, were issued under an Indenture and a Supplemental Indenture dated February 1, 1996, copies of which are included as Exhibits 4(b) and 4(c) to this report. The Company received proceeds from the issuance of the Notes, net of underwriting discounts but before deducting other expenses of the offering estimated at $175,000, of $198,262,000. The Company intends to use the proceeds from the issuance of the Notes to repay indebtness outstanding under the Loan Agreement ($100 million principal amount outstanding at January 31, 1996) and approximately $98 million of additional borrowings under the Company's corporate debt program for which the Company maintains repayment capacity under the Loan Agreement.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (c) The following documents are filed as Exhibits to this report:

Exhibit No.                   Description of Document

     4(a) Loan Agreement, dated as of January 29, 1996, by and among the Company, the Banks named therein and Bank of America National Trust and Savings Association, as administrative agent for the Banks, and related Subsidiary Guaranty dated as of January 29, 1996, of the Company's subsidiaries named therein.

     4(b) Indenture, dated February 1, 1996, by and between the Company and First Interstate Bank of Nevada, N.A., as Trustee.

     4(c) Supplemental Indenture, dated February 1, 1996, by and between the Company and First Interstate Bank of Nevada, N.A., as Trustee, with respect to the Company's 6.45% Senior Notes Due February 1, 2006.

     4(d) 6.45% Senior Note due February 1, 2006 in the principal amount of $200,000,000.


                                Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               CIRCUS CIRCUS ENTERPRISES, INC.




                               By:Glenn W. Schaeffer
                                  Glenn W. Schaeffer, President
                                  and Chief Financial Officer


Dated:  February  9, 1996
                               Exhibit Index


     Exhibit
      Number             Description of Exhibit

     4(a) Loan Agreement, dated as of January 29, 1996, by and among the Company, the Banks named therein and Bank of America National Trust and Savings Association, as administrative agent for the Banks, and related Subsidiary Guaranty dated as of January 29, 1996, of the Company's subsidiaries named therein.

     4(b) Indenture, dated February 1, 1996, by and between the Company and First Interstate Bank of Nevada, N.A., as Trustee.

     4(c) Supplemental Indenture, dated February 1, 1996, by and between the Company and First Interstate Bank of Nevada, N.A., as Trustee, with respect to the Company's 6.45% Senior Notes Due February 1, 2006.

     4(d) 6.45% Senior Note due February 1, 2006 in the principal amount of $200,000,000.